Exhibit 99.2




THE FOLLOWING TEXT IS A RESTATEMENT IN ENGLISH LANGUAGE OF THE TERMS AND CONDITIONS OF THE SPANISH AGREEMENT OF SALE OF CASINO DE ZARGOZA.



                                   RECITAL

WHEREAS, Trans World Corporation ("TWC") and Mr. Vachik
Mekom-Eichibegian (jointly the "Sellers") own respectively,
2.384 and 19 shares of CDZ's capital stock representing
99.13% and 0.79% of CDZ's ownership.

WHEREAS, Comar Inversiones Y Direccion de Empresas, S.L.
(CIDE) (the "Buyer") is interested in purchasing the total of 2,403 shares of CDZ.

NOW THEREFORE, the Sellers and the Buyer have agreed to execute this agreement, subject to the following terms and conditions:

     1. TWC and Vachik Melcom-Eichibegian will sell to CIDE, or to its designated affiliate, the 2,403 shares of CDZ representing 99.92% of the capital of CDZ.

     2. Agreed selling price for such shares is 11,119,000 euros.

     3. The above selling price will be adjusted, in order to maintain the Final Sales Proceed, by means of addition and deduction of corresponding net book value of the items referenced in the Proforma Closing Statement shown in clause IX here-above, as of closing of business dated October 31, 2001 (Closing Date). Said closing statement will be prepared by CDZ following generally accepted accounting principles in Spain and may be reviewed and audited by CIDE, at its own cost, by an independent auditor.

     4. The payment of the Final Sales Proceed as of the Closing Date, referred in the previous clause, will be made all at once, on November 6, 2001, at the time of the signature of the sale/purchase deed, via bank transfer.

     5. Sellers and Buyer shall assume their respective expenses originating from the said transaction.

     6. Sellers and Buyer both explicitly agree that CIDE shall assume full liability and responsibility for payment of the total debt that TWC and/or its subsidiary Trans World Gaming International U.S. Corp have or could have towards CDZ. The settlement of said debt could be made by either increasing the Final Sales Proceed by the value of such debts with immediate payment of the same funds to CDZ, or, by means of substitution of CIDE in place of the TWC and/or Trans World Gaming


          International U.S. Corp, with respect to such debts immediately after signature of the deed pertaining to the sale of shares.

     7. In exchange for the above, TWC shall issue a credit note to CDZ corresponding to the total value of the unpaid invoices for services rendered by TWC to CDZ.

     8. Prior to signature of the Sale/Purchase deed, CIDE will be allowed to investigate and to verify the activity and the assets of CDZ without interfering in the operation of the company, and collaborate in the management of CDZ through a co-manager, at its own expense. CIDE promises to keep strict confidentiality regarding the information obtained during such transaction period. Likewise, and for that same period, CDZ will maintain the activity and the ordinary operations of the company and will abstain from performing any operation that could damage the value of its assets or to increase its liability without the knowledge of CIDE, making sure to carry out any actions in order to maintain the validity of casino's gaming license and obtaining the authorization of transfer of the casino facilities to the city of Zaragoza.

     9.   Both Sellers and Buyer agree to use the Proforma
          Closing Statement as defined in clause IX of this agreement in order to establish the consolidated balance sheet of CDZ and its subsidiary companies such as CATERING Y GESTION, S.L. and LOS ALBARES, S.A., to achieve the Final Sales Proceed.

     10. TWC, to the best of its knowledge, has informed CIDE of all problems and/or pending issues with regards to CDZ that could have future consequences for the company. Recognizing the facts written here-before, both Sellers and Buyer agree that the terms of the sale price are such that the Sellers and or its affiliates shall remain free and exempt of any responsibility or liability with respect to future claims concerning CDZ.

     11. This agreement is subject to: 1) Granting of authorization of Diputacion General of Aragon for the transfer of the shares of CDZ to CIDE or its designated affiliate, and, 2) Obtaining by CIDE, sufficient and fully satisfactory answers, to its sole and exclusive judgment, from Diputacion General of Aragon, regarding the possibility, legality, and time limit of the transfer of CDZ to the city of Zaragoza, and of the remaining conditions that CIDE estimate necessary and convenient in relation to such transfer.

     12. TWC hereby agrees to abstain from maintaining any relations with third parties with respect to the sale of the shares of CDZ prior to November 6, 2001.


     13. Due to the fact that CDZ is in the process of reduction of capital to zero and increasing the same capital to 1,250,000 euros, both Sellers and Buyer recognize that the sale of the shares includes shareholders inherent preferential rights of subscription to the new shares to be issued in the above mentioned recapitalization, already exercised by the Sellers, consequently obliging CIDE to meet and fulfill the obligations assumed by the Sellers in such increase of capital.





/s/ Don Vachik Melcom-Eichibegian            /s/ Don Carlos Andres Carcia
---------------------------------            ----------------------------
Don Vachik Melcom-Eichibegian                Don Carlos Andres Carcia